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                                                                     EXHIBIT 3.2

                             ARTICLES OF AMENDMENT

                                       OF

                          CAPITAL ACQUISITION COMPANY

                     PURSUANT TO SECTION 607.1006 OF THE
              FLORIDA BUSINESS CORPORATION ACT, THE UNDERSIGNED
               CORPORATION ADOPTS THESE ARTICLES OF AMENDMENT

         FIRST:  The name of the Corporation is CAPITAL ACQUISITION COMPANY.

         SECOND: The Articles of Incorporation of this Corporation are amended by changing the Article number I so that, as amended, said Article shall read as follows:

                                ARTICLE I - NAME

         The name of this Corporation is MSU Corporation.

         THIRD: The Amendment to the Articles of Incorporation of the Corporation set forth above was adopted on the 7th day of November, 1994.

         FOURTH: The Amendment was approved by the Shareholders. The number of votes cast for the Amendment by the Shareholders was sufficient for approval.

Signed this 14th day of November, 1994.


                                        CAPITAL ACQUISITION COMPANY

                                        By: Paul Abrams, Vice President
                                            -----------------------------------